Strictly Confidential

November 17, 2011

Mr. Semyon Dukach, CEO

SMTP, Inc.

One Broadway, 14th Floor

Cambridge, MA 02142

semyon@smtp.com

INVESTMENT BANKING AGREEMENT

Dear Semyon:

We are pleased to reconfirm our mutual understanding regarding the retention of Littlebanc Advisors, LLC (“Littlebanc”), securities offered through Wilmington Capital Securities, LLC, by SMTP, Inc. together with its subsidiaries, successors and assigns (collectively, the “Company”), subject to the terms and conditions of this agreement (the “Agreement”).

1.

Purpose of Engagement.  Littlebanc will assist the Company as its exclusive financial advisor in connection with raising capital up to $4,000,000. For purposes of this Agreement, a “Transaction” shall mean: (i) any offer or private sale of, investment or transaction in, or series of investments or transactions in, the Company’s capital stock (whether outstanding or newly issued shares), convertible securities, options, warrants, or other rights to acquire the Company’s capital stock, or assets, or any other capital raise of any nature or (ii) any transaction whereby the Company undertakes a sale or divestiture of all or a substantial portion of its current business or assets or (iii) any merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Company is acquired by, acquires, or is combined with, another party.

Littlebanc and the Company agree and acknowledge that this Agreement should not be construed as a firm commitment or guarantee of any Transaction. It is acknowledged and agreed that the decision to consummate a Transaction shall be in the Company's sole and absolute discretion.

2.

Term.  The term of this Agreement shall be for a period commencing on of the date hereof and expiring on the earlier of six (6) months from the date hereof or the final closing of a Transaction or once the maximum raise is achieved, i.e. $4,000,000 cash to the Company (the “Term”).   This Agreement will terminate at the end of the Term and the parties commit to entering into a discussion for a new agreement for similar services, the provisions of Paragraphs 5, 6, and Exhibit A, which is attached hereto and incorporated herein, shall survive such termination or expiration.

3.

Nature of Engagement.  In order to facilitate Littlebanc’s efforts to effect a Transaction, during the Term the Company shall not authorize any other party to act on the Company’s behalf with respect to any Transaction.

4.

Role of Littlebanc.  Littlebanc will act as the Company’s financial advisor with respect to:

a)

Assisting in the preparation of a memorandum describing the Company’s industry, business strategy, business and management and incorporating current financial and other appropriate information furnished by the Company (as amended and supplemented from time to time, the “Information Memorandum”);

Littlebanc Advisors LLC.

601 South Federal Highway Suite 201

Boca Raton FL 33432

Phone 561.922.3700•   Fax 561.948-8924

Securities offered through Wilmington Capital Securities, LLC. Member FINRA/MSRB/SIPC.

SMTP, Inc.

November 17, 2011

b)

Assisting in the preparation of a presentation based upon the Information Memorandum;

c)

Assisting in the preparation of a financial model;

d)

Using its reasonable efforts to identify and introduce the Company to prospective financial investors, strategic corporate investors, acquirers of assets, merger partners and/or other sources of capital  and market the Transaction to such potential Investors.

e)

Evaluating Transaction proposals on behalf of the Company and providing guidance with respect to the Transaction structure and valuation;

f)

Assisting in any discussions or negotiations of any Transaction, as requested by the Company;

g)

Coordinating due diligence, documentation and Transaction closing; and,

h)

Providing any other services related to a Transaction that may be appropriately requested by the Company.

5.

Compensation.  In consideration for our services described above, Littlebanc shall be entitled to receive, and the Company agrees to pay Littlebanc, the following compensation:

a)

Transaction Fee.  If the Company consummates a Transaction from an investment source introduced by Littlebanc, the Company shall pay to Littlebanc a transaction fee (the “Transaction Fee”) comprised of:

i.

A cash fee equal to the greater of 8% of Consideration (as defined in Exhibit A) or $250,000, payable by wire transfer at the closing of the Transaction, payable to Wilmington Capital Securities, LLC; and

ii.

8.0% percent of warrants on similarly issued securities as those purchased in the Transaction (the “LB Securities”) issued by the Company to Littlebanc or its designees, under the same terms and conditions as those of the Transaction.  The LB Securities shall contain the same provisions as those contained in the purchaser’s securities.  However, should any of the purchaser’s securities contain a coupon, Littlebanc shall waive its rights to receive such coupon payment associated with the LB Securities.  The warrants will be exercisable in cash for eighteen (18) months at the greater of any of: 110% of the price for the Consideration Securities (if not common stock); 110% of the VWAP for the 5 trading days prior to the closing of a Transaction; or $1.86.

iii.

The LB Securities shall be delivered as soon as practicable after closing of a Transaction as per instructions to be issued by Wilmington Capital Securities, LLC.

iv.

The foregoing notwithstanding,  in the case of a sale of the entire Company during the Term, the total Transaction Fee will be the greater of 3% of Consideration or $250,000.

v.

Fee Obligation. During the Term, Littlebanc shall, deliver to Company an updated list of companies or persons that may invest in the Company (collectively, “Investors”) that Littlebanc has identified and introduced to the Company for the purposes defined in Paragraph 1 of the Agreement. Within ten (10) days after the expiration of the Term, Littlebanc shall provide to the Company a final list of Investors (the "Final List") and, if any Transaction closes with any Investors that are listed on the Final List within twelve (12) months after the date of termination or expiration of this Agreement, then Company shall pay to Littlebanc the fees set forth in Paragraph 5 (a) payable within the time periods specified therein. If after the date of termination or expiration of this Agreement, the Company closes any Transaction with an investor that is not on the Final

SMTP, Inc.

November 17, 2011

List, then Company shall not be obligated to pay to Littlebanc any fee or other compensation with respect to any such Transaction.

vi.

For clarity sake, if Company acquires any entity there will be no fee obligation.

b)

Multiple Closings.  In the event there are multiple partial closings prior to the final closing of the Transaction, the Company shall issue to Littlebanc, or its designees, the percentage of cash and securities set forth in Sections 5(a)(i), (ii) payable with respect to the amount of each closing as soon as practicable after each such closing.

c)

Other.  In the event that any portion of the Transaction(s) includes instruments or arrangements not contemplated by this Agreement, then the Company agrees to negotiate with Littlebanc in good faith the amount of Transaction Fees that will be due Littlebanc under such circumstances.  No fee payable to any other financial advisor by the Company or any other company in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable hereunder to Littlebanc.  All fees due to Littlebanc hereunder shall have no offsets, are non-refundable and non-cancelable, except as described in Paragraph 5(b).

6.

Right to Bid.  In the event the Company determines, either during the Term or at any time during the twelve (12) month period following the closing of a Transaction or the end of the Term that it will require the services of an investment banker, financial advisor or similar professional in connection with a fairness opinion, valuation, recapitalization, capital raise, sale, business combination or similar transaction, Littlebanc shall have the right to submit a bid for the purpose of providing such services assuming the key terms and conditions of a proposal by Littlebanc are substantially similar to such key terms and conditions provided by a qualified third party professional.

7.

Reimbursement of Expenses.  In addition to the fees described in Paragraph 5 above, the Company agrees to reimburse Littlebanc, promptly, upon submission of an invoice from time to time, for all reasonable, out-of-pocket expenses incurred by Littlebanc (including travel, databases, fees and disbursements of counsel, and of other consultants and advisors retained by Littlebanc, fees and disbursements of accounting professionals, printing and marketing expenses, etc.) in connection with a Transaction.  For clarity sake, these fees will not exceed $500 without the written authorization of the Company.

We look forward to formalizing our business relationship.  If the foregoing and the attached Exhibit A correctly set forth our agreement, please execute the enclosed copy of this letter in the space provided and return it to us.

SMTP, Inc.

November 17, 2011

Very truly yours,

WILMINGTON CAPITAL SECURITIES, LLC

By:__/s/ Ronald Dorushkin___
Name: Ronald Dorushkin
Title: Chief Executive Officer

Confirmed and agreed to this 18 day of November, 2011

SMTP, Inc.

By:_/s/ Semyon Dukatch __

Name: Semyon Dukatch

Title: CEO

SMTP, Inc.

November 17, 2011

EXHIBIT A

(A)

Consideration.  For purposes of this Agreement, “Consideration” shall mean the value of the Transaction and shall include the aggregate value of all cash, securities, the assumption, satisfaction or forgiveness of debt in access of the fair market value of the collateral for that debt and minority interest obligations, and any other forms of payment made, received or to be received, directly or indirectly, by the Company (or any of its subsidiaries), its shareholders, or a third party, as the case may be including any break-up or termination fee payable.  Consideration shall expressly include amounts actually received under the terms, payments made pursuant to a non-competition agreement, rights to receive periodic payments and all other rights that may be at any time (i) transferred or contributed to the Company (or any of its subsidiaries), its affiliates or shareholders in connection with an acquisition of equity or assets of the Company, (ii) transferred or contributed by the Company (or any of its subsidiaries), its affiliates or shareholders in any transaction involving an investment in or acquisition of any third party, or acquisition of the equity or assets thereof, by the Company (or any of its subsidiaries) or any affiliate thereof or (iii) transferred or contributed to the Company (or any of its subsidiaries), its affiliates or shareholders and any other parties entering into any joint venture or similar joint enterprise or undertaking with the Company (or any of its subsidiaries) or any affiliate thereof. The aggregate value of all such cash, securities and other property shall be the aggregate fair market value thereof as determined by Littlebanc and the Company, or by an independent appraiser jointly selected by Littlebanc and the Company, the cost of which shall be borne entirely by the Company.

(B)

Representations of the Company.  The Company hereby represents and warrants that any and all information supplied hereunder to Littlebanc in connection with any and all services to be performed hereunder by Littlebanc for and on behalf of the Company shall be, to the best of the Company’s knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading.  The Company hereby acknowledges that the ability of Littlebanc to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Littlebanc.  The Company further represents and warrants hereunder that this Agreement has been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.  The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(C)

Indemnification.  The Company hereby agrees to indemnify and hold Littlebanc, its officers, directors, principals, employees, shareholders, affiliates, and members, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, "Losses") arising out of, based upon, or in any way related or attributed to (i) any breach of a representation, warranty or covenant by the Company contained in this  Agreement or (ii) any activities or services performed hereunder by Littlebanc, unless it is finally judicially determined in a court of competent jurisdiction that such losses were the primary and direct result of the intentional misconduct of gross negligence of Littlebanc in performing the services hereunder.

If either the Company or Littlebanc receives written notice of the commencement of any legal action, suit or proceeding with respect to which either of them is or may be obligated to provide indemnification pursuant to this Section (C), Littlebanc shall, within thirty (30) days of the receipt of such written notice, give the Company  written notice thereof (a "Claim Notice").  Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Littlebanc of its right to indemnity hereunder with respect to such action, suit or proceeding as long as no default has been entered. Upon receipt by the Company of a Claim Notice with respect to any claim for indemnification which is based upon a claim

SMTP, Inc.

November 17, 2011

made by a third party ("Third Party Claim"), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below.  Littlebanc shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. Littlebanc shall have the right to employ its own counsel in any such action. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Littlebanc.   The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

. IN NO EVENT SHALL EITHER PARTY OR ANY PARTY'S OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, PARTNERS, AGENTS OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF GOODWILL, LOST PROFITS, LOST DATA OR LOST OPPORTUNITIES, IN ANY WAY RELATING TO THIS AGREEMENT, EVEN IF A PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING, AND WHETHER SUCH LIABILITY IS BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT  LIABILITY, PRODUCTS LIABILITY OR OTHERWISE. IN NO EVENT WILL EITHER PARTY'S LIABILITY IN THE AGGREGATE FOR ANY LOSSES FOR ANY MATTER ARISING BETWEEN THE PARTIES HEREIN, EXCEPT FOR THIRD PARTY CLAIMS ARISING UNDER THIS INDEMNIFICATION PROVISION UNDER THIS AGREEMENT, EVER EXCEED THE TOTAL FEES RECEIVED BY LITTLEBANC, SECURITIES OFFERED THROUGH WILMINGTON CAPITAL SECURITIES, LLC UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, PRODUCTS LIABILITY OR OTHERWISE.

For purposes of this Agreement, each officer, director, shareholder, member, and employee or affiliate of Littlebanc and each person, if any, who controls Littlebanc (or any affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights as Littlebanc with respect to matters of indemnification by the Company hereunder.

(D)

Confidentiality.  Littlebanc agrees that all non-public information pertaining to the prior, current or contemplated business of the Company is a valuable and confidential asset of the Company.  Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public.  Littlebanc, its officers, directors, employees, agents and members shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company’s business.  Such confidentiality does not apply (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, (ii) where such information is subsequently lawfully obtained by Littlebanc from a third party or parties, (iii) if such information is known to Littlebanc prior to the execution of this Agreement or (iv) as may be required by law.

(E)

Independent Contractor.  It is expressly understood and agreed that Littlebanc shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties.  It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Littlebanc shall have no right to bind the Company in any manner.  In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

(F)

Amendment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

SMTP, Inc.

November 17, 2011

(G)

Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose.

(H)

Entire Agreement.  This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

(I)

Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

(J)

Construction; Venue.  This Agreement shall be governed by and construed in accordance with the Rules of the Financial Industry Regulatory Authority and, in every instance where inapplicable, the laws of the Commonwealth of Massachusetts.  The Company agrees that the sole and exclusive venue for any matters arising hereunder shall be binding arbitration conducted in Boston, Massachusetts pursuant to the Code of Arbitration Procedure of the Financial Industry Regulatory Authority and agrees to waive any objections to such venue.   EACH OF LITTLEBANC AND THE COMPANY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING, SUIT OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

(K)

Binding Nature.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

(L)

Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

(M)

Attorneys’ Fees and Court Costs.  If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys’ fees and expenses and court costs.

(N)

Computer Virus.  During the course of this engagement, Littlebanc may exchange electronic versions of documents and emails with you using commercially available software.  Unfortunately, the technology community is occasionally victimized by the creation and dissemination of so-called viruses, or similar destructive electronic programs.  Littlebanc takes the issues raised by these viruses seriously and has invested in document and email scanning software that identifies and rejects files containing known viruses.  Littlebanc also updates its system with the software vendor’s most current releases at regular intervals.

By utilizing this virus scanning software, Littlebanc’s system may occasionally reject a communication you send.  Littlebanc in turn may send you something that is rejected by your system.  This infrequent occurrence is to be expected as part of the ordinary course of business.

Because the virus protection industry is generally one or two steps behind new viruses, Littlebanc cannot guarantee that its communications and documents will always be virus free.  Occasionally, a virus will escape and go undetected as it is passed from system to system.  Although Littlebanc believes its virus protection measures are excellent, it can make no warranty that its documents will be virus free at all times.

SMTP, Inc.

November 17, 2011

Please inform Littlebanc immediately in the event a virus enters your company’s system via any electronic means originating from Littlebanc.  Through cooperative efforts, disruption to communications can be minimized.

(O)

Information Disclosure.  Littlebanc may disclose any information when it is believed necessary for the conduct of its business, or where disclosure is required by law. For example, information may be disclosed for audit or research purposes, or to law enforcement and regulatory agencies to do such things as prevent fraud. Information may also be disclosed to affiliates as well as to others that are outside Littlebanc.  Littlebanc may make other disclosures of Information as permitted by law.

(P)

Legal Services.  Littlebanc is not, in any manner, providing legal services or legal advice to the Company.  Furthermore, the Company agrees and acknowledges that Littlebanc is not an advisor as to tax, accounting or regulatory matters in any jurisdiction.

(Q)

Securities Trading and Other Activities.  Littlebanc is a full service securities firm engaged, directly or indirectly, in various activities, including securities trading, investment management, financing and brokerage activities.  The Company agrees and acknowledges that in the ordinary course of these activities, Littlebanc and its affiliates may actively trade the debt or equity securities (or related derivative securities) of the Company and other companies which may be the subject of the engagement contemplated by this Agreement for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities.  The Company further agrees and acknowledges that Littlebanc and its affiliates also may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Transaction and nothing herein shall in any way limit Littlebanc’s, or its affiliates’, ability to provide such services.

(R)

No Fiduciary Duties.  The Company represents that it is a sophisticated business enterprise that has retained Littlebanc for the limited purposes set forth in this Agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature.  Each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

(S)

USA PATRIOT Act. If necessary, the Company agrees to provide Littlebanc with information and supporting documentation to enable Littlebanc to comply with the requirements under Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT act") (Public Law 107-56).

(T)

Marketing.  Littlebanc shall, with prior written approval from the Company, have the ability to publicize (i.e., use of the Company logo in its marketing materials) its role in providing the Company with the services noted herein.